UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2012

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 9, 2012, Glu Mobile Inc. ("Glu" or "we") began notifying certain of its employees that their employment would be terminated as a result of Glu’s plans to (a) reduce the number of employees in its development studios in Kirkland, Washington and San Francisco, California and (b) close its development studio in Sao Paolo, Brazil. Glu undertook the restructuring to better align its operating expenses with its current business strategy. Glu expects to complete the restructuring no later than June 30, 2013.

Glu expects to incur total cash charges, on a pre-tax basis, of (a) approximately $675,000 to $725,000 in the fourth quarter of 2012, all of which are related to employee severance costs, and (b) approximately $175,000 to $225,000 in the first half of 2013, of which $75,000 to $100,000 are related to Brazilian employee severance costs and $100,000 to $125,000 are related to costs associated with exiting the Sao Paolo, Brazil facility.

CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

Our expectations regarding the charges that Glu expects to incur related to the restructuring activities described in this Item 2.05 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon our current expectations and involve risks and uncertainties that could cause the actual amounts to differ materially from those described in this report, which include the risk that these restructuring activities have not been completed and the final charges may be greater than we currently anticipate; the risk that we undertake additional restructuring activities beyond those currently contemplated; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law, rule or regulation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, the Compensation Committee of Glu’s Board of Directors amended Glu’s 2008 Equity Inducement Plan (the "Inducement Plan") to increase the number of shares available for grant thereunder by 300,000 shares. All of the shares added to the Inducement Plan were utilized in connection with the grant to Matthew Ricchetti, Glu’s new President of Studios, of an option to purchase 300,000 shares of Glu’s common stock from the Inducement Plan on November 13, 2012.

Glu may only grant nonqualified options under the Inducement Plan, and may only grant awards under the Inducement Plan to persons not previously an employee or director of Glu, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with Glu and to provide incentives for such persons to exert maximum efforts for Glu’s success.

The above description of the Inducement Plan is qualified in its entirety by reference to the copy of the Inducement Plan that is filed as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01 2008 Equity Inducement Plan, as amended and restated through November 13, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

November 16, 2012	By:	/s/ Niccolo M. de Masi

Name: Niccolo M. de Masi
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.01	2008 Equity Inducement Plan, as amended and restated through November 13, 2012.